UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Bylaws.

On May 12, 2016, the Board of Directors (“Board”) of Valero Energy Corporation (“Valero”) approved various amendments to its Bylaws, effective upon their approval by the Board. The amendments were as follows:

Article I, Section 9(b), was amended to (i) require stockholder notices to be furnished no earlier than 120 days and no later than 90 days prior the anniversary of the prior year’s annual meeting of stockholders, and (ii) require information about Stockholder Associated Persons (as defined in the Bylaws) to accompany stockholder notices.

Article II, Section 8, was amended to permit a director’s consent to be provided electronically in the same manner as written consents.

Article III, Section 1, was amended to provide that the board’s committees will be governed by the same meeting rules as are applicable to the full board of directors.

The description of the amendments set forth above are qualified by reference to the full text of Valero’s Amended and Restated Bylaws, a copy of which is being filed as Exhibit 3.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events

Effective May 13, 2016, Valero amended its Restated Certificate of Incorporation, amending Paragraph 3, Article V of its Restated Certificate of Incorporation to remove the provisions restricting stockholders’ ability to remove directors without cause and the 60 percent voting threshold.

A proposal for this amendment was contained in Valero’s definitive proxy statement filed March 31, 2016, and was approved by stockholders at Valero’s Annual Meeting of Stockholders held on May 12, 2016.

The description of the amendment set forth above is qualified by reference to the full text of Valero’s Fifth Certificate of Amendment to Restated Certificate of Incorporation, a copy of which is being filed as Exhibit 3.02 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.01	Amended and Restated Bylaws of Valero Energy Corporation (amended and restated as of May 12, 2016).

3.02	Fifth Certificate of Amendment (effective May 13, 2016) to Restated Certificate of Incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: May 18, 2016	By:	/s/ Jay D. Browning
Jay D. Browning
Executive Vice President and General Counsel